*090301*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Change Pursuant to NRS 78.209

| Filed in the Office of | Business Number E0268922008-4 |
|---|---|
| | Filing Number 20100711187-48 |
| Secretary of State | Filed On 09/21/2010 |
| State Of Nevada | Number of Pages 3 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

All State Properties Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

5,000,000,000 Shares Authorized, Par Value $.0001 Per Share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 Shares Authorized, Par Value $.0001 Per Share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date of filing: (optional) September 21, 2010

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Robert L Hawthorne

Signature of Officer

CEO

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

# ACTION BY CONSENT OF THE SHAREHOLDERS OF ALL STATE PROPERTIES HOLDINGS, INC. A NEVADA CORPORATION

The undersigned, being the majority shareholder(s) of All State Properties Holdings, Inc. , a Nevada corporation (the "Corporation"), hereby consent to the following actions and instruct the Secretary of the Corporation to enter this Consent in the minutes of the proceedings of the Shareholders of the Corporation.

On September 21, 2010, the Board of Directors approved a resolution to seek shareholders approval to amend the Articles of Incorporation to decrease the number of Authorized shares to two hundred million (200,000,000) shares.

The votes were unanimous in favor of the following proposal:

RESOLVED, that the Articles of Incorporation be amended to decrease the number of Authorized shares to two hundred million (200,000,000) shares.

This consent may be signed by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

Execution of this Consent by the undersigned, being the majority shareholder(s) of the Corporation, waives any requirement of a formal meeting to conduct the business referred to herein.

Dated this 21st day of September, 2010.

Estimated Outstanding Shares 2,874,137,931

| SHAREHOLDERS | Number of Shares | Percentage |
|---|---|---|
| M.B. Consulting Services, LLC | 2,500,500,000 | 87% |
| | | % |
| | | % |
| | | % |

## ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF ALL STATE PROPERTIES HOLDINGS, INC.

The undersigned, being the sole director of All State Properties Holdings, Inc., a Nevada corporation (the "Corporation"), hereby consents to and adopt the following resolution pursuant to the provisions of Nevada Statutes.

WHEREAS, the Board of Directors of the Corporation deems it advisable to seek Shareholder approval to amend the Articles of Incorporation so as to decrease the number of Authorized shares from 5,000,000,000 to 200,000,000 shares.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby seek the consent of the majority of its shareholders to amend the Articles of Incorporation so as to decrease the number of Authorized shares from 5,000,000,000 to 200,000,000 shares.

RESOLVED FURTHER, that the officers of the Corporation, for and on behalf of the Corporation, are hereby authorized to execute any and all documents and perform any and all acts that they, in their sole and absolute commercial discretion, deem necessary or appropriate to affect the aforesaid Resolution.

IN WITNESS WHEREOF, the undersigned director of All State Properties Holdings, Inc. Software Solutions, Inc. does hereby execute this Consent to Action to be effective as of September 21, 2010.

Lucas Hamilton
CEO